UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 29, 2016

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendment of 2006 Employee Equity Incentive Plan; Amendment of Employee Stock Purchase Plan

At the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Synopsys, Inc. (“Synopsys”) held on March 29, 2016, Synopsys’ stockholders approved Synopsys’ 2006 Employee Equity Incentive Plan, as amended (the “Amended Employee Equity Plan”), in order to, among other items, increase the number of shares of common stock available for issuance under the plan by 3,800,000 shares. Synopsys’ Board of Directors (the “Board”) and the Compensation Committee of the Board previously approved the Amended Employee Equity Plan, subject to such stockholder approval. Synopsys’ executive officers are eligible to participate in the Amended Employee Equity Plan.

At the Annual Meeting, Synopsys’ stockholders also approved an amendment to Synopsys’ Employee Stock Purchase Plan (the “Amended ESPP”) primarily to increase the number of shares of common stock available for future issuance under the plan by 5,000,000 shares. The Board and the Compensation Committee previously approved the Amended ESPP, subject to such stockholder approval. Synopsys’ executive officers are eligible to participate in the Amended ESPP.

Summaries of the Amended Employee Equity Plan and the Amended ESPP are set forth in Synopsys’ definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on February 12, 2016 (the “Proxy Statement”). Those summaries and the above descriptions of the Amended Employee Equity Plan and Amended ESPP do not purport to be complete and are qualified in their entirety by reference to the Amended Employee Equity Plan and the Amended ESPP, which are filed as Exhibits 10.4 and 10.7, respectively, to this Current Report on Form 8-K and are each incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As described in Item 5.02(e) above, Synopsys held its Annual Meeting on March 29, 2016. As of the record date, February 4, 2016, 151,508,866 shares of Synopsys common stock were outstanding and entitled to vote at the Annual Meeting. A total of 139,464,544 shares of Synopsys common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

Synopsys’ stockholders voted on five proposals at the Annual Meeting. The proposals are described in the Proxy Statement. The final results of the votes regarding each proposal are set forth below.

Proposal 1: Synopsys’ stockholders elected ten directors to Synopsys’ Board, to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The voting results regarding this proposal are set forth below:

	For	Withhold	Broker Non-Votes
Aart J. de Geus	125,583,225	4,038,854	9,842,465
Chi-Foon Chan	127,844,246	1,777,833	9,842,465
Alfred Castino	129,305,635	316,444	9,842,465
Janice D. Chaffin	129,310,851	311,228	9,842,465
Bruce R. Chizen	126,778,707	2,843,372	9,842,465
Deborah A. Coleman	122,130,275	7,491,804	9,842,465
Chrysostomos L. “Max” Nikias	128,593,573	1,028,506	9,842,465
John Schwarz	127,779,000	1,843,079	9,842,465
Roy Vallee	127,227,264	2,394,815	9,842,465
Steven C. Walske	122,080,966	7,541,133	9,842,465

Proposal 2: As described in Item 5.02(e) above, Synopsys’ stockholders approved the Amended Employee Equity Plan in order to, among other items, increase the number of shares of common stock available for issuance under the plan by 3,800,000 shares. The Amended Employee Equity Plan is filed as Exhibit 10.4 to this Current Report on Form 8-K. The voting results regarding this proposal are set forth below:

For:	112,503,516
Against:	14,762,848
Abstain:	2,355,715
Broker Non-Votes:	9,842,465

Proposal 3: As described in Item 5.02(e) above, Synopsys’ stockholders approved the Amended ESPP primarily to increase the number of shares of common stock available for issuance under the plan by 5,000,000 shares. The Amended ESPP is filed as Exhibit 10.7 to this Current Report on Form 8-K. The voting results regarding this proposal are set forth below:

For:	124,911,701
Against:	4,665,334
Abstain:	45,044
Broker Non-Votes:	9,842,465

Proposal 4: Synopsys’ stockholders approved, on an advisory basis, the compensation of Synopsys’ named executive officers as disclosed in the Proxy Statement. The voting results regarding this proposal are set forth below:

For:	123,749,101
Against:	5,545,005
Abstain:	327,973
Broker Non-Votes:	9,842,465

Proposal 5: Synopsys’ stockholders ratified the selection of KPMG LLP as Synopsys’ independent registered public accounting firm for the fiscal year ending October 29, 2016. The voting results regarding this proposal are set forth below:

For:	137,639,017
Against:	1,801,480
Abstain:	24,047

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.4	2006 Employee Equity Incentive Plan, as amended

10.7	Employee Stock Purchase Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: April 1, 2016	By:	/s/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr.
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.4	2006 Employee Equity Incentive Plan, as amended

10.7	Employee Stock Purchase Plan, as amended